Exhibit 10.1

FORM OF INDEMNITY AGREEMENT

THIS AGREEMENT is entered into, effective as of October 25, 2006, between ALTRIA GROUP, INC., a Virginia corporation (the “Company”) and                                                   (the “Indemnitee”).

WHEREAS, it is essential to the Company to retain and attract as directors the most capable persons available;

WHEREAS, the Indemnitee is a director of the Company;

WHEREAS, the Company’s Restated Articles of Incorporation set forth the general indemnification provisions applicable to directors of the Company;

WHEREAS, both the Company and the Indemnitee recognize the increased risk of litigation and other legal proceedings currently facing directors of corporations, the related exposure of directors to liability for expenses associated with such litigation and other legal proceedings, and the desirability for mandatory advancement of such expenses; and

WHEREAS, in recognition that it is in the best interest of the Company to provide protection against personal liability for expenses in such circumstances in order to enhance the Indemnitee’s continued and effective service to the Company, and to induce the Indemnitee to provide continued services to the Company as a director, the Company wishes to provide in this Agreement for the mandatory advancement of reasonable expenses to the Indemnitee in such circumstances, as permitted by Section 13.1-704 of the Virginia Stock Corporation Act and Article VI, Section 3 of the Company’s Restated Articles of Incorporation, and as set forth in this Agreement.

NOW, THEREFORE, in consideration of the above premises and mutual covenants recited herein, the parties agree as follows:

1. Certain Definitions:

(a) Board: The Board of Directors of the Company.

(b) Expenses: Any reasonable expense, including without limitation, reasonable counsel fees incurred in connection with preparing for or defending against or serving as a witness in any Proceeding (including all appeals thereof). All such expenses shall be deemed ordinary and necessary to the Indemnitee’s continued and effective service to the Company, and no such expense shall be considered an extraordinary payment.

(c) Proceeding: Any threatened, pending, or completed action, suit, or proceeding whether civil, criminal, administrative, or investigative and whether formal or informal (including a proceeding brought by or in the right of the Company) brought by reason of the fact that the Indemnitee is or was a director of the Company or serving at the request of the Company as a director, trustee, partner, officer or employee of another corporation, affiliated corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

(d) Business Day: Any day other than a Saturday, a Sunday or a day on which banking institutions located in the Commonwealth of Virginia or the State of New York are authorized or obligated by law or executive order to close.

2. Agreement to Advance Expenses.

(a) Advancement of Expenses. The Company shall pay for or reimburse the Expenses incurred by the Indemnitee in advance of final disposition of a Proceeding or the making of any determination of eligibility for indemnification pursuant to the Company’s Restated Articles of Incorporation (an “Expense Advance”), if so requested by the Indemnitee, provided that the Company shall not advance any Expenses to the Indemnitee unless and until it shall have received, substantially in the form attached hereto as Exhibit A, a request for such Expense Advance, which request shall include: (i) a written statement, executed personally by the Indemnitee, of the Indemnitee’s good faith belief that his or her conduct relevant to the Proceeding did not constitute willful misconduct or a knowing violation of the criminal law and (ii) a written undertaking, executed personally by the Indemnitee, to repay the Expense Advance if it is ultimately determined by a court of relevant jurisdiction that he or she did not meet such standard of conduct. The Company shall pay an Expense Advance promptly after receipt by the Company of the Indemnitee’s completed request for such Expense Advance. The Indemnitee is obligated to repay any Expense Advance promptly following a written notice to the Indemnitee by the Company of a final determination (after exhaustion or waiver by the Indemnitee of all rights of appeal) that the Indemnitee did not meet the required standard of conduct. Any request for an Expense Advance shall be accompanied by an itemization, in reasonable detail, of the Expenses for which an Expense Advance is sought. The undertaking required by this Section 2(a) shall be an unlimited general obligation but need not be secured.

(b) Indemnification and Advancement for Expenses Incurred in Enforcing Rights. The Company shall advance such Expenses to the Indemnitee, and shall indemnify the Indemnitee for such Expenses, that are incurred by the Indemnitee in connection with any claim asserted against, or action brought by the Indemnitee for, enforcement of this Agreement.

(c) Exception to Obligation to Advance Expenses. Notwithstanding anything in this Agreement to the contrary, the Indemnitee shall not be entitled to advancement of Expenses pursuant to this Agreement in connection with any Proceeding:

(i) initiated by the Indemnitee against the Company or any director or officer of the Company, unless the Company has joined in or the Board has consented to the initiation of such Proceeding, or the Proceeding is one to enforce indemnification or advancement rights under Section 2(b); or

(ii) initiated by or on behalf of the Company against the Indemnitee, if the Board has consented to the initiation of such Proceeding.

3. Non-Exclusivity. The rights of the Indemnitee hereunder shall be in addition to any other rights the Indemnitee may have under the laws of the Commonwealth of Virginia, the

Company’s Restated Articles of Incorporation, the Company’s Amended and Restated By-laws, applicable law, or otherwise.

4. Amendment of this Agreement. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall operate as a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver. Except as specifically provided herein, no failure to exercise or any delay in exercising any right or remedy hereunder shall constitute a waiver thereof.

5. No Duplication of Payments. The Company shall not be required under this Agreement to make any Expense Advance to the Indemnitee to the extent the underlying Expense has previously been paid or reimbursed, whether under the Company’s Restated Articles of Incorporation, the Company’s Amended and Restated By-laws, any insurance policy, by law, or otherwise (the “Other Payment”). To the extent the Indemnitee receives the Other Payment for the underlying Expense after the Expense Advance has been made by the Company to the Indemnitee under this Agreement, the Indemnitee shall promptly reimburse the Company for the Expense Advance after receipt by the Indemnitee of such Other Payment.

6. Binding Effect. This Agreement shall be binding upon, and inure to the benefit of and be enforceable by, the parties hereto and their respective successors, assigns (including any direct or indirect successor of the Company by purchase, merger, consolidation, or otherwise to all or substantially all of the business and/or assets of the Company), as well as spouses, heirs, and personal and legal representatives. This Agreement shall continue in effect regardless of whether the Indemnitee continues to serve as a director of the Company or a director, trustee, partner, officer, or employee of another corporation, an affiliated corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise at the Company’s request.

7. Severability. Any provision (or any portion thereof) of this Agreement shall not be effective if and to the extent that it is determined to be contrary to the Company’s Restated Articles of Incorporation or applicable laws of the Commonwealth of Virginia, but the other provisions of this Agreement shall not be affected by such determination.

8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia (other than the laws regarding choice of laws and conflicts of laws) as to all matters, including matters of validity, construction, effect, performance and remedies.

9. Notices. All requests pursuant to Section 2(a) hereof and notices or other communications hereunder (collectively, “Notices”) shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telegram, facsimile, electronic mail or other standard form of telecommunications (provided confirmation is delivered to the recipient the next Business Day in the case of facsimile, electronic mail or other standard form of telecommunications) or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

to the Company at:

120 Park Avenue New York, New York 10017 Attn: Corporate Secretary Facsimile: 917-663-5372 Email: penn.holsenbeck@altria.com and to the Indemnitee at:

Notice of change of address shall be effective only when done in accordance with this Section.

* * *

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day first above written.

COMPANY:	ALTRIA GROUP, INC., a Virginia corporation

By:
		Name:	G. Penn Holsenbeck
		Title:	Vice President, Associate General Counsel and Corporate Secretary

INDEMNITEE:
By:

Exhibit A

REQUEST, STATEMENT OF CONDUCT AND UNDERTAKING

Altria Group, Inc.

120 Park Avenue

New York, New York 10017

facsimile: 917-663-5372

email: penn.holsenbeck@altria.com

Attn: Corporate Secretary

To Whom It May Concern:

I request, pursuant to Section 2 of the Indemnity Agreement, dated as of October 25, 2006 (the “Indemnity Agreement”), between Altria Group, Inc. (the “Company”) and me, that the Company advance Expenses (as such term is defined in the Agreement) incurred in connection with [describe Proceeding] (the “Proceeding”).

I believe, in good faith, that my conduct that is relevant to the Proceeding did not constitute willful misconduct or a knowing violation of the criminal law.

I undertake and agree to repay to the Company any funds advanced to me or paid on my behalf if it shall be ultimately determined, as provided in the Indemnity Agreement, that I have not met the foregoing standard of conduct. I shall make any such repayment promptly following written notice to me by the Company of any such determination.

I agree that payment by the Company of my Expenses in connection with the Proceeding in advance of the final disposition thereof shall not be deemed an admission by the Company that it shall ultimately be determined that I am entitled to indemnification.

By:
[Name]

Date: